EXHIBIT

                                      10.1










               CONSULTING AGREEMENT DATED AS OF SEPTEMBER 3, 1999
                     BETWEEN REGISTRANT AND JOHN B. FROHLING

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                              CONSULTING AGREEMENT


         THIS AGREEMENT made as of the 3rd day of September, 1999 B E T W E E N:

                           THE TIREX CORPORATION, a corporation incorporated under the laws of DELAWARE

                           (the "Company")

                           - and -

                           John B. Frohling, an individual residing at 73 Sussex Street, Jersey City, NJ 07302

                           (the "Consultant")

         RECITES THAT the Company has agreed to retain the financial consulting services of the Consultant and the Consultant has agreed to provide financial consulting services to the Company, all on the terms and conditions hereinafter set forth.

         NOW THEREFORE in consideration of the following mutual covenants and agreements, the parties hereto agree with each other as follows:

         1. The Company shall retain the Consultant to provide the following financial consulting services during the term of this agreement:

         (a) assisting and providing advice and financial consulting services to the Company in its management relations with its joint venture partner, present or potential;

         (b) assisting and providing advice and financial consulting services to the Company in the implementation of marketing goals and relationships with the Company's business partners, merger candidates, and, if appropriate, with stockholders;

         (c) such other services and assistance to the Company and its officers and directors within the scope of the consultant's expertise as the President of the Company and the Consultant may mutually agree from time to time.

         2. The term of this agreement shall be Twelve(12) months, commencing on the date hereof and ending on September 7, 2000. During the term of this agreement, the Consultant shall be required to provide his services for no more than five days per month upon reasonable notice from the Company from time to time as to the specific days that his consulting services will be required. Services may be provided by telephone or in the form of written reports. In the event the Company requests the Consultant to travel, and the Consultant agrees to do so, the Company shall pay for reasonable travel and lodging expenses. It is agreed that the Consultant shall travel business class.

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         3.   In  consideration  of  the  Consultant  providing  the  consulting services hereunder, the Company shall pay the consultant fees as follows:

         1,000,000 shares of common stock upon signing this agreement

         4. Except as provided in Paragraph 2 hereof, the Consultant shall be responsible for all of his own out-of-pocket expenses incurred in connection with the consulting services to be provided hereunder, unless the Company agrees in writing with the Consultant prior to an expense being incurred that the Company will reimburse the Consultant for all or part of such extraordinary expense.

         5. This agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns. This agreement may not be assigned by either party hereto without the prior written consent of the other party.

         6. This agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto.

         7. No amendment or modification of this agreement shall be binding unless in writing and signed by the parties hereto.

         8. No waiver by a party of any breach of any of the provisions of this agreement by any other party shall take effect or be binding upon such party unless in writing and signed by such party. Unless otherwise provided therein, such waiver shall not limit or affect the rights of such party with respect to any other breach.

         9. All notices or other communications authorized or required to be given pursuant to this agreement shall be in writing and either delivered by hand, mailed by registered, first-class mail, postage prepaid, or sent by facsimile as follows:

              (a)      to the Company at:
                       THE TIREX CORPORATION
                       3828 rue Saint Patrick
                       Montreal, Quebec H4E 1A4
                       Attn: Terence C. Byrne, President

                       with a copy to:
                       Frohling, Hudak & Pellegrino, LLC
                       425 Eagle Rock Avenue
                       Roseland, New Jersey 07068
                       Attn: Linda Pellegrino, Esq.

              (b)      to the Consultant at:
                       73 Sussex Street
                       Jersey City, NJ

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         10.  This  agreement  shall  be  deemed  to be  made  in and  shall  be construed in accordance with the laws of the State of New Jersey.

                                           THE TIREX CORPORATION

                                           By:  /s/ Michael Ash, Secretary,
                                                --------------------------------
                                                    TREASURER & CFO FOR:
                                                    Terence C. Byrne, President

                                                /s/ JOHN B. FROHLING
                                                --------------------------------
                                                    John B. Frohling, Consultant